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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported ) January 15, 2007

FairPoint Communications, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-56365	13-3725229
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21 East Morehead Street,
Suite 250,
Charlotte, North Carolina	28202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (704) 344-8150

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On January 15, 2007, FairPoint Communications, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verizon Communications Inc. (“Verizon”) and Northern New England Spinco Inc. (“Spinco”), a newly formed, wholly-owned subsidiary of Verizon that will receive, pursuant to the terms of a Distribution Agreement described below, specified assets primarily used in Verizon’s local exchange and related business in Maine, New Hampshire and Vermont (the “Verizon Northeastern Assets”) following the contribution by Verizon of the Verizon Northeastern Assets to Spinco and the assumption by Spinco of certain related liabilities (the “Contribution”).  Following the Contribution, and subject to the approval of the Merger by the stockholders of the Company and the satisfaction of other closing conditions including receipt of certain regulatory approvals, Verizon will distribute to its stockholders all of the shares of capital stock of Spinco (the “Distribution”), and then Spinco will immediately be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”).

In order to effect the Contribution and the Distribution, Verizon and Spinco entered into a Distribution Agreement (the “Distribution Agreement”), dated as of January 15, 2007, under which certain specified assets and liabilities will be transferred to subsidiaries of Spinco and certain distributions will made and debt securities issued by Spinco.  The Company as successor by merger to Spinco, will have certain post-closing rights for specified periods to ensure that the assets and liabilities specified in the Distribution Agreement were transferred to Spinco.

In connection with the Merger, on January 15, 2007 the Company also entered into (i) a Transition Services Agreement (the “Transition Services Agreement”) with Northern New England Telephone Operations Inc. and Enhanced Communications of Northern New England Inc. (together, the “Buyers”) and Verizon Information Technologies LLC (the “Supplier”), (ii) a Master Services Agreement (the “Master Services Agreement”) with Capgemini U.S. LLC (“Capgemini”), (iii) an Employee Matters Agreement with Verizon and Spinco (the “Employee Matters Agreement”), (iv) a Tax Sharing Agreement with Verizon and Spinco (the “Tax Sharing Agreement”) and (v) a Termination Agreement (the “Termination Agreement”) with Kelso Investment Associates V, L.P. (“KIA V”), Kelso Equity Partners, L.P. (together with KIA V, “Kelso”) and Thomas H. Lee Equity Fund IV, L.P. (“THL”, and together with Kelso, the “Stockholders”).

Separately, on January 15, 2007, Taconic Telephone Corp., a subsidiary of the Company (“Taconic”), entered into a Partnership Interest Purchase Agreement (the “Interest Purchase Agreement”) with Cellco Partnership d/b/a Verizon Wireless and Verizon Wireless of the East LP pursuant to which Taconic has agreed to sell its 7.5% limited partnership interest in Orange County-Poughkeepsie Limited Partnership (the “Partnership”) to Cellco Partnership.

The foregoing agreements are described in greater detail below.  These descriptions of the terms that the Company believes are material in the Merger Agreement, the Transition Services Agreement, the Distribution Agreement, the Master Services Agreement, the Employee Matters Agreement, the Tax Sharing Agreement, the Termination Agreement and the Interest Purchase Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed, respectively, as Exhibits 2.1, 10.1, 10.2, 10.3, 10.4, 10.5, 10.6 and 10.7 hereto and incorporated herein by reference.

Merger Agreement

Subject to the terms and conditions set forth in the Merger Agreement, which has been approved by the boards of directors of the Company and Verizon and by Verizon as the sole stockholder of Spinco, upon the completion of the Merger, all of the issued and outstanding shares of Spinco common stock will be converted into an aggregate number of shares of common stock of the Company equal to 1.5266 times the aggregate number of shares of common stock of the Company outstanding, on a fully diluted basis (excluding certain specified options, restricted stock units, restricted units and certain restricted shares outstanding as of the date of the Merger Agreement), immediately prior to the Merger.

The parties to the Merger Agreement have made to each other certain representations, warranties and covenants, which are qualified by information in confidential disclosure letters delivered together with the Merger Agreement.  While the Company does not believe that these letters contain information that the securities laws require it to publicly disclose, other than information that has already been so disclosed, the disclosure schedules do contain information that modifies, qualifies and creates exceptions to the representations, warranties and covenants set forth in the Merger Agreement.  Accordingly, the representations, warranties and covenants should not be relied on as characterizations of the actual state of facts, since they may be modified by the disclosure schedules.

The representations and warranties made by the parties in the Merger Agreement and the pre-closing covenants of the parties thereunder do not survive the closing of the Merger and the Merger Agreement does not contain any post-closing indemnification obligations with respect to these matters.  Verizon has agreed to indemnify the Company for (i) a failure to pay liabilities of Verizon relating to its business other than liabilities assumed by Spinco in the Contribution or a failure by Verizon to perform certain obligations under the Distribution Agreement and (ii) for misstatements or omissions (based on information provided by Verizon) in certain registration statements or the related proxy statement/prospectus to be prepared in connection with the transactions contemplated by the Merger Agreement and the Distribution Agreement (the “SEC Filings”).  The Company has agreed to indemnify Verizon for (i) a failure to pay liabilities related to Spinco’s business or a failure by the Surviving Corporation to perform certain obligations under the Distribution Agreement and (ii) for misstatements or omissions (except for those based on information provided by Verizon) in the SEC Filings.

The parties have agreed to a variety of customary covenants and agreements, including with respect to confidentiality, cooperation (including with respect to regulatory and securities matters), the conduct of Spinco’s and the Company’s business in the ordinary course consistent with past practice and other restrictions on the operation of their respective businesses prior to the consummation of the Merger, public announcements and similar matters.  The covenants and agreements are subject to various limitations specified in the Merger Agreement.  The parties have also agreed that prior to the effectiveness of the Merger, the board of directors of the Company (which shall become the board of directors of the Surviving Corporation) shall consist of nine directors, three of whom shall be designated by the Company and six of whom shall be designated by Verizon.  None of Verizon’s director nominees may be employees of Verizon, its affiliates or Cellco Partnership d/b/a/ Verizon Wireless or any of its subsidiaries.

Unless the Merger Agreement is earlier terminated, the Company is required to submit the Merger Agreement to a stockholder vote even if the board of directors of the Company has withdrawn or otherwise modified its recommendation of the Merger.  The Company and its subsidiaries are prohibited from soliciting competing acquisition proposals and may not discuss a competing acquisition proposal unless the board of directors of the Company determines in good faith that the proposal among other things, would reasonably be expected to lead to a superior proposal.  In such event, the Company may engage in discussions with the prospective acquirer, provided that it promptly notifies Verizon of the competing acquisition proposal and keeps Verizon reasonably informed as to the status of such proposal and provides to Verizon any information given to the prospective acquirer that was not previously provided to Verizon.  The Company may terminate the Merger Agreement to accept a superior proposal, subject to certain conditions and the payment of the termination fee described below.

The Merger Agreement may be terminated in the following circumstances, subject to limitations set forth in the Merger Agreement: (i) by mutual written consent of each of the parties, (ii) by any of the parties if the Merger has not been completed by the first anniversary of the date of the Merger Agreement (such date can be extended by either Verizon or the Company for up to four additional 30 day periods in order to obtain outstanding regulatory consents) (the “End Date”), (iii) by any of the parties if a law is enacted preventing the Merger or a final order has been issued enjoining the Merger, (iv) by Verizon and Spinco, on the one hand, or the Company, on the other hand, upon an incurable material breach of the Merger Agreement by the other party or parties, which breach would result in the failure of the terminating party’s closing conditions to be fulfilled, (v) by any of the parties if the stockholders of the Company do not approve the Merger, (vi) by Verizon or Spinco if the board of directors of the Company withdraws or modifies its recommendation of the Merger or recommends a competing acquisition proposal or if the Company fails to hold the stockholder’s meeting within 60 days after the Securities and Exchange Commission (the “SEC”) clears the proxy statement/prospectus for mailing to the Company’s stockholders, (vii) by the Company to accept a superior acquisition proposal, provided that the Company gives Verizon prior notice and cooperates in good faith with Verizon to permit it to modify the terms of the Merger so that the transactions contemplated by the Merger Agreement (as so modified) can be effected, and upon termination of the Merger Agreement, the Company enters into a definitive agreement for such transaction and pays Verizon the Termination Fee described below, (viii) by the Company if Spinco’s adjusted EBITDA for the last twelve months as of the end of any fiscal quarter of 2007 is less than $450 million and (ix) by Verizon if the Company’s adjusted EBITDA for the last twelve months as of the end of any fiscal quarter of 2007 is less than $103.6 million.  In the event that (a) the Company terminates the Merger Agreement to accept a superior acquisition proposal, (b) Verizon or Spinco terminate the Merger Agreement as a result of the Company’s board of director’s withdrawal or modification of its recommendation of the Merger, or (c)(1) the Company receives a competing acquisition proposal and one of the parties terminates the Merger Agreement due to the passing of the End Date, Verizon or Spinco terminates the Merger Agreement because the Company fails to hold its stockholders meeting within 60 days after the SEC clears the proxy statement/prospectus for mailing to the Company’s stockholders, or the Company’s stockholders fail to approve the Merger (and a competing acquisition proposal shall have been publicly announced prior to the stockholders meeting) and (2) within 12 months after the termination of the Merger Agreement, the Company consummates a business combination transaction or enters into a definitive agreement with respect to such a transaction, then the Company shall pay to Verizon a termination fee of $23.3 million (the “Termination Fee”).  In the event the Merger Agreement is terminated as a result of (x) a failure to receive approval from the stockholders of the Company, (y) the Company’s board of directors withdrawing or modifying its recommendation of the Merger or the Company’s failure to hold the stockholders’ meeting within 60 days after the SEC clears the proxy statement/prospectus for mailing to the Company’s stockholders, or (z) the Company’s acceptance of a superior acquisition proposal, in addition to any Termination Fee due, the Company will promptly reimburse Verizon for certain out-of-pocket costs not to exceed $7.5 million.  If the Merger is consummated, the Surviving Corporation shall bear and be responsible, and shall indemnify and reimburse Verizon and its subsidiaries, for (i) all Merger transfer taxes and (ii) all transfer taxes and all recording, application and filing fees (“Transfer Fees”) associated with the transfer of the Verizon Northeastern Assets in connection with the Distribution Agreement in an amount not to exceed $3.0 million; provided, however, that Verizon shall bear and be responsible for and reimburse the Surviving Corporation for all Transfer Fees in excess of $3.0 million.  The Merger Agreement also provides for the allocation among the parties of certain other fees and expenses related to the proposed transactions.

Consummation of the Merger is subject to the satisfaction of certain conditions, including, among others, (i) the consummation of the Contribution and the Distribution, (ii) the receipt of certain telecommunications regulatory consents, (iii) the expiration or termination of the requisite waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (iv) the receipt of certain rulings from the Internal Revenue Service and certain tax opinions, (v) the effectiveness of the registration statement to be prepared by the Company in connection with the Merger and of any registration statement to be prepared by Spinco in connection with the Distribution, (vi) the approval of the Merger by the stockholders of the Company, (vii) the absence of any event or development that has had, individually or in the aggregate, a material adverse effect on either business and (viii) the consummation of certain financing transactions by the Company.

Transition Services Agreement

Pursuant to the Transition Services Agreement, the Supplier and its affiliates will provide certain transition services to the Buyers exclusively for the benefit of the Company’s operation of the Verizon Northeastern Assets, excluding the unregulated (long distance) businesses.  In return for such transition services, the Buyers shall pay the Supplier certain fees, including: (i)  for the special services provided by the Supplier in support of preparation by the Company for assumption of full responsibility for performance of such services on its own (“Cutover”) at the rate of $125 per hour for each hour of such special services in excess of 500 and the reasonable out-of-pocket travel related costs and expenses incurred by the Supplier in connection with such services (the “Special Services Fees”); (ii) a one-time payment in the amount of either $34,000,000 or $41,500,000, with the higher amount payable only if Cutover occurs within 3 months following the closing of the Merger, to compensate the Supplier for expenses incurred by it in preparing to provide the transition services (the “Schedule B Services”), (iii) with respect to certain services (“Schedule A Services”) a fixed monthly fee commencing on the closing date of the Merger payable so long as the transition services are provided in the amount of $14,200,000 for each of the first eight months following such closing, $500,000 less than the prior month’s fee for each of the ninth through twelfth month following such closing, $14,700,000 for the thirteenth month following such closing and $500,000 more than the amount paid for the prior month for each successive month that Schedule A Services are provided, (iv) a fixed monthly fee in the amount of $52,000 with respect to certain other services (“Schedule C Services”) payable so long as Schedule C Services are provided by the Supplier, (v) a monthly fixed payment of $2,236,450 and a unit based service fee, as applicable, with respect to certain other transition services (the “Schedule D Services”), (vi) amounts necessary to reimburse the Supplier for costs and expenses of third party suppliers or vendors incidental to the Supplier providing the Schedule C Services and the Schedule D Services, and (vii) applicable taxes (other than income and property taxes) in respect of such fees.

In the event that the Merger Agreement terminates as a result of the failure of the stockholders of the Company to approve the Merger Agreement or as a result of the withdrawal or modification  by the board of directors of the Company of its approval or recommendation of the Merger or the Merger Agreement or as a result of the recommendation by the board of directors to the stockholders of the Company of a competing acquisition proposal or the adoption of a resolution to do any of the forgoing, then the Company will be obligated to pay to the Supplier amounts specified in the Transition Service Agreement, including: (i) any unpaid Special Services Fees, (ii) the number of dollars up to $34,000,000 which equal the number of hours the Supplier and its affiliates have labored to prepare to provide the Schedule B Services multiplied by $125 and (iii) qualified transition expenses previously paid by an affiliate of the Supplier to the Company if and to the extent they exceed $20,000,000.

The term of the Transition Services Agreement extends from January 15, 2007 until the earlier of (i) the termination date of the Merger Agreement, (ii) the date identified in a notice delivered by the Supplier pursuant to the Transition Services Agreement in response to a notice by the Company that it is prepared to accept final Cutover of all transition services, (iii) in respect of early termination of the Schedule A Services, Schedule C Services and Schedule D Services, the date identified in a notice delivered by the Supplier after receipt of a Cutover notice from the Company, which date shall be in the month of January, March, May, July, September or November, (iv) in respect of early termination of the Schedule A Services and the Schedule D Services only, the date identified in a notice delivered by the Supplier after receipt of a Cutover notice from the Company, which date shall be in the month of January, March, May, July, September or November or (v) in respect of early termination of the Schedule C Services only, the date identified in a notice delivered by the Supplier after receipt of a Cutover notice from the Company, which date shall be in the month of January, March, May, July, September or November.

The Transition Services Agreement requires the Company and the Supplier to establish a planning committee consisting of representatives of both the Company and Supplier to discuss, plan and implement terms, conditions and procedures to facilitate Buyers’ independent operation of Spinco’s business.  The Company’s goal is to achieve final Cutover approximately 15 months from the date of the Transition Services Agreement.

Distribution Agreement

Subject to the terms and conditions set forth in the Distribution Agreement, (i) Verizon will transfer or cause to be transferred by one of its subsidiaries to Enhanced Communications of

Northern New England Inc. those Verizon Northeastern Assets specified in the Distribution Agreement that are not subject to regulations applicable to incumbent local exchange carriers promulgated by one or more of the State of Vermont Public Service Board, the State of Maine Public Utilities Commission or the New Hampshire Public Utilities Commission (collectively, the “Northeastern Regulators”) and related liabilities specified in the Distribution Agreement; (ii) Verizon will transfer or cause to be transferred by Verizon New England Inc. to Northern New England Telephone Operations, Inc. all of the Verizon Northeastern Assets that are subject to the aforementioned regulations and related liabilities specified in the Distribution Agreement; (iii) Spinco will enter into agreements associated with certain financing transactions to be consummated by Spinco and use a portion of the proceeds thereof to pay to Verizon a dividend in an amount not to exceed Verizon’s estimate of its tax basis in Spinco (the “Special Dividend”); (iv) Spinco will distribute to Verizon certain notes to be issued by Spinco to Verizon in an amount equal to (x) $1.7 billion less (y) the amount of the Special Dividend (the “Spinco Securities”) and (v) Verizon will distribute all of the issued and outstanding shares of common stock, par value $0.10 per share, of Spinco to holders of the outstanding shares of common stock, par value $0.10 per share, of Verizon.

The parties to the Distribution Agreement have agreed that Verizon shall cause to be prepared and delivered to the Surviving Corporation a statement (the “Closing Statement”) setting forth the working capital of Spinco and its subsidiaries as of the opening of business on the Distribution date (the “Distribution Date Working Capital”).  If the amount of the Distribution Date Working Capital exceeds $50.5 million less the amount of certain fees which may be paid to the banks in connection with the Merger and related transactions divided by 0.39579, the Surviving Corporation shall pay to Verizon an amount equal to such excess and if the amount of Distribution Date Working Capital is less than such target amount, Verizon shall pay to the Surviving Corporation an amount equal to such deficit.

Master Services Agreement

Subject to the terms and conditions set forth in the Master Services Agreement, Capgemini will provide the Company with professional services (the “Capgemini Services”) in connection with the transition by the Company of certain business operations from Supplier and its affiliates pursuant to the Transition Services Agreement.  The Capgemini Services will be authorized by the Company on a project-by-project basis pursuant to a work order which shall set forth, among other things, the agreed scope of the Capgemini Services, the fees for such Capgemini Services and the period of performance for such Capgemini Services.

The Company may terminate the Master Services Agreement or any work order relating thereto: (i) in the event of a material breach of the Master Services Agreement or any work order relating thereto by Capgemini, which breach is not cured within 30 days after the receipt of written notice by Capgemini, (ii) in the event of a termination of the Merger Agreement for any reason, upon 30 days prior written notice, (iii) for convenience, at any time upon 30 days prior written notice to Capgemini or (iv) if Capgemini fails to deliver certain key deliverables by the target dates set forth in the work order.  Capgemini may terminate the Master Services Agreement for any failure by the Company to make timely payment of any undisputed fees, which breach is not cured within 30 days after receipt of written notice by the Company, or if there are aggregate disputed fees and expenses in excess of $15.0 million.  A termination by the Company for convenience (or by Capgemini for failure by the Company to make timely payment of any undisputed fees) will require the payment of certain penalties by the Company depending upon the month in which such termination is effected.

Employee Matters Agreement

Pursuant to the Employee Matters Agreement, all Verizon companies’ employees whose primary duties relate to Spinco’s business, excluding certain employees designated by Verizon (the “Spinco Employees”), will be employees of subsidiaries of the Company upon consummation of the Merger.  The Spinco Employees will maintain their benefits which are in place at the time of the Merger and the Spinco Employees’ employment by subsidiaries of the Company upon consummation of the Merger will not trigger severance benefits.

Spinco is required to establish “mirror” plans for Spinco Employees replicating Verizon’s health plans, welfare plans, 401(k)/saving plans and Verizon’s management pension plan and union pension plan.  Assets and liabilities will be transferred to these plans on terms mutually agreeable to the parties.  Verizon will retain liabilities under its long-term incentive plans.  Outstanding Verizon stock options will remain with Verizon but any outstanding options for Spinco Employees will be fully vested upon consummation of the Merger and will be exercisable until the earlier of five years after the consummation of the Merger or the original expiration date under the option.  Restricted stock units and performance stock units will remain under the Verizon plan.  Such units will immediately vest upon the consummation of the Merger, and will be payable on their regularly scheduled date subject to the attainment of any applicable performance goals.  No further deferrals of such units will be allowed by Spinco Employees.  Balances under Verizon’s deferred compensation plans will become 100% vested for Spinco Employees but will remain with Verizon and be paid out as provided for under such plans.  Accrued time-off and leave, incentive and commission programs, and worker’s compensation liabilities will be transferred in full to Spinco for all Spinco Employees.

Spinco and the Company and its subsidiary operating the local telephone business in Maine, New Hampshire and Vermont, which the Company will acquire as a result of the Merger, agreed to assume and honor the collective bargaining agreements related to Spinco’s business that Verizon currently has with the International Brotherhood of Electrical Workers and the Communication Workers of America, including the liabilities related thereto.

From the time of the execution of the Merger Agreement through one year after the consummation of the Merger, Verizon and its subsidiaries are prohibited from soliciting for hire any Spinco Employee and the Company and its subsidiaries are prohibited from soliciting for hire any Verizon Employee.  From the time of the execution of the Merger Agreement through one year after the date specified for the termination of the Schedule A Services in the Transition Services Agreement, Verizon and its subsidiaries and the Company and its subsidiaries are prohibited from soliciting for hire any of the other’s employees or the other’s contractors’ employees engaged in performing transition services.  From the time of the execution of the Merger Agreement through one year after the consummation of the Merger, or, with respect to any Verizon employee providing transition services under the Transition Services Agreement (“Verizon Transition Employee”) and any Company employee engaged in, providing or receiving transition services from Verizon pursuant to the Transition Services Agreement (“Company Transition Employee”), through one year after the end of the date specified for the termination of the Schedule A Services in the Transition Services Agreement, Verizon and its

subsidiaries may not employ any Company employee or Company Transition Employee who has voluntarily separated from employment with the Company or any of its subsidiaries within the immediately preceding six months, and the Company and its subsidiaries may not employ any Verizon employee or Verizon Transition Employee who has voluntarily separated from employment with Verizon or Spinco or any of their subsidiaries within the immediately preceding six months.

Tax Sharing Agreement

The Tax Sharing Agreement addresses all federal, state and local tax matters related to the Contribution, Distribution and related transactions, and certain tax matters relating to the Merger; the Company’s and Verizon’s obligations to file tax returns and remit taxes; the Company’s and Verizon’s control over tax contests; and the Company’s and Verizon’s obligations to cooperate after the Merger in tax return preparation and record-keeping matters.  The Tax Sharing Agreement provides that Spinco and the Company shall indemnify Verizon for (i) taxes resulting from any of their actions that disqualify the Distribution and related transactions as tax-free; (ii) taxes resulting from (a) the disqualification of the Distribution due to breaches of representations and covenants or (b) failure to adhere to the basis determinations of Verizon; and (iii) taxes of Spinco or attributable to the Spinco business, other than taxes related to the Distribution and related transactions for which neither Spinco nor the Company is responsible under the Tax Sharing Agreement.  The responsibility for transfer taxes is determined under the Merger Agreement.  Verizon shall indemnify the Company for (i) the taxes of Verizon and its subsidiaries and (ii) taxes of Spinco resulting from the Distribution and related transactions unless, in each case, Spinco or the Company are otherwise responsible for such taxes as described above.  All parties to the Tax Sharing Agreement have agreed to report the Contribution, the Distribution and the Merger as tax free.  The Company has agreed to adhere to Verizon’s determination of the tax basis of the Spinco assets and the value of any tax attribute, such as a net operating loss carryover.

The Company agreed not to take any action which could cause the Distribution to be disqualified as a tax-free spin off, including: for two full years after the Distribution, the Company shall not enter into any agreement, understanding or arrangement or any substantial negotiations involving the acquisition of stock of the Company (including by the Company or its subsidiaries) or a shift of ownership of the Company, and shall not issue additional shares of stock, modify any organizational document or transfer of modify any option, warrant or convertible instrument that is related to an equity interest in the Company, other than certain issuances to service providers provided in an applicable “safe harbor” of the IRS regulations; for two years after the Distribution the Company may not repurchase any stock except as allowed under an IRS revenue procedure; and for two years after the Distribution, (i) the Spinco business must actively continue to operate and (ii) the Company shall not dissolve, liquidate, merge or consolidate unless it is the survivor in a merger or consolidation.  The Company also agreed to not pre-pay, pay down, retire, acquire or significantly modify the Spinco Securities prior to their maturity.  However, the Company may engage in these activities (without limiting its indemnity obligations) if it receives an IRS ruling, Verizon’s consent or a legal opinion reasonably satisfactory to Verizon that the tax-free status of the Contribution, the Distribution and the Merger will not be adversely affected.

Termination Agreement

Pursuant to the Nominating Agreement, dated as of February 8, 2005 (the “Nominating Agreement”), by and among the Company and each of the Stockholders, the Stockholders have the right to designate two designees to the Company’s board of directors.  The Termination Agreement provides that the Stockholders will effect the resignation of their respective designees to the board of directors of the Company effective no later than immediately prior to the date and time at which the Merger shall become effective.  The Termination Agreement also provides that effective immediately prior to the date and time at which the Merger shall become effective, the Nominating Agreement shall be deemed terminated in all respects without further action by any party.

Interest Purchase Agreement

Pursuant to the Interest Purchase Agreement, Cellco Partnership d/b/a Verizon Wireless has agreed to purchase Taconic’s 7.5% limited partnership interest (the “Interest”) in the Partnership, which offers wireless service under the name Verizon Wireless in Orange County, New York and Dutchess County, New York.  The purchase price payable for the Interest is $55 million, less the amount of certain distributions in excess of $1 million paid to Taconic by the Partnership in respect of the period from January 1, 2007 to the closing of the purchase of the Interest.  The sale of the Interest is subject to approval by the New York Public Service Commission.  In addition to standard termination rights for failure to satisfy conditions precedent or comply with covenants or by mutual consent of the parties, each of Cellco Partnership and Taconic has the right to terminate the Interest Purchase Agreement if the closing has not occurred within 16 months of the date thereof, provided that such party was not the cause of such failure to close.  If Taconic terminates the Interest Purchase Agreement as a result of the failure to receive the approval of the sale from the New York Public Service Commission on terms reasonably satisfactory to Taconic, Taconic will be required to pay to Cellco Partnership an amount equal to all distributions made by the Partnership in excess of $1 million relating to the period from January 1, 2007 through the date on which Taconic terminates the Interest Purchase Agreement.

Item 2.02               Results of Operations and Financial Condition

On January 16, 2006, the Company held a conference call to discuss the Merger and its preliminary financial results for the year ended December 31, 2006.  A copy of the transcript (the “FairPoint Transcript”) of such conference call is attached to this Current Report as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 2.02 disclosure.  The FairPoint Transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.

This Current Report and the exhibits hereto may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), including without limitation, statements containing the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions and statements related to potential cost savings and synergies expected to be realized in the Merger. Because these forward-looking statements involve known and unknown risks and uncertainties, there are important factors that could cause actual results, events or developments to differ materially from those expressed or implied by these forward-looking statements. Such factors include those risks described from time to time in the Company’s filings with the SEC, including, without limitation, the risks described in the Company’s most recent Annual Report on Form 10-K on file with the SEC. These factors should be considered carefully and you are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date of this report, and the Company undertakes no duty to update this information.

Item 8.01               Other Events.

A copy of the FairPoint Transcript is being furnished by being attached hereto as Exhibit 99.1.  Such material may be deemed soliciting material in connection with the meeting of the Company’s stockholders to be held pursuant to the Merger Agreement and a prospectus in connection with the issuance of common stock of the Company to stockholders of Spinco in the Merger.

On January 16, 2007, the Company and Verizon held a joint conference call to discuss the Merger.  A copy of the transcript (the “Joint Transcript”) of such conference call is attached to this Current Report as Exhibit 99.2.  The Joint Transcript has been selectively edited to facilitate the understanding of the information communicated during the conference call.  Such material may be deemed soliciting material in connection with the meeting of the Company’s stockholders to be held pursuant to the Merger Agreement and a prospectus in connection with the issuance of common stock of the Company to stockholders of Spinco in the Merger.

The Company intends to file a registration statement, including a proxy statement, and other materials with the SEC in connection with the Merger.  The Company urges investors to read these documents when they become available because they will contain important information.  Investors will be able to obtain free copies of the registration  statement and proxy statement, as well as other filed documents containing information about the Company and the Merger, at www.sec.gov, the SEC’s website.  Investors may also obtain free copies of these documents and the Company’s SEC filings at www.fairpoint.com under the Investor Relations section, or by written request to FairPoint Communications, Inc., 521 E. Morehead Street, Suite 250, Charlotte, NC 28202, Attention: Investor Relations.

The Company, Verizon and the Company’s directors, executive officers and other employees may be deemed to be participants in the solicitation of proxies from Company stockholders with respect to the Merger and related transactions.  Information about the Company’s directors and executive officers is available in the Company’s proxy statement for its 2006 annual meeting of stockholders on April 24, 2006.  Additional information regarding the interests of potential participants will be included in the registration statement and proxy statement and other materials to be filed by the Company with the SEC.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Item 9.01               Financial Statements and Exhibits.

(c) Exhibits

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint Communications, Inc.

10.1

Transition Services Agreement, dated as of January 15, 2007, by and among Verizon Information Technologies LLC, Northern New England Telephone Operations Inc., Enhanced Communications of Northern New England Inc. and FairPoint Communications, Inc.

10.2	Distribution Agreement, dated as of January 15, 2007, by and between Verizon Communications Inc. and Northern New England Spinco Inc.

10.3	Master Services Agreement, dated as of January 15, 2007, by and between FairPoint Communications, Inc. and Capgemini U.S. LLC

10.4	Employee Matters Agreement, dated as of January 15, 2007, by and among Verizon Communications Inc., Northern New England Spinco Inc. and FairPoint Communications, Inc.

10.5	Tax Sharing Agreement, dated as of January 15, 2007, by and among FairPoint Communications, Inc., Verizon Communications Inc. and Northern New England Spinco Inc.

10.6

Termination Agreement, dated as of January 15, 2007, by and among FairPoint Communications, Inc., Kelso Investment Associates V, L.P., Kelso Equity Partners, L.P. and Thomas H. Lee Equity Fund IV, L.P.

10.7	Partnership Interest Purchase Agreement, dated as of January 15, 2007, by and among Verizon Wireless of the East LP, Cellco Partnership d/b/a Verizon Wireless and Taconic Telephone Corp.

99.1	Transcript of Company conference call on January 16, 2007

99.2	Transcript of joint conference call on January 16, 2007

The information in Items 2.02 and 8.01 of this Current Report, including the exhibits attached hereto with respect to such items, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section.  Such information in this Current Report, including the exhibits, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FAIRPOINT COMMUNICATIONS, INC.

By:	/s/ John P. Crowley
	Name:	John P. Crowley
	Title:	Executive Vice President and
Chief Financial Officer

Date:  January 19, 2007